Exhibit 99.1

TWIN RIVER WORLDWIDE HOLDINGS, INC. ANNOUNCES 2018 FOURTH QUARTER AND FULL YEAR RESULTS

Q4 REVENUE INCREASED 11.9% YEAR-OVER-YEAR

Lincoln, Rhode Island – March 19, 2019 - Twin River Worldwide Holdings, Inc. (“TRWH” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter and Full Year 2018 Highlights

•	Net revenues for the fourth quarter and full year 2018 were $111.4 million and $437.5 million, respectively.
•	Gross gaming revenues for the fourth quarter and full year 2018 were $183.5 million and $716.9 million, respectively. See reconciliation of this and other non-GAAP metics in the tables below.
•	Fourth quarter and full year 2018 net income was $22.1 million and $71.4 million, respectively.
•	Adjusted EBITDA for the fourth quarter and full year 2018 were $37.0 million and $165.7 million, respectively.
•	Tiverton Casino Hotel (“Tiverton”) and the new hotel at Twin River Casino Hotel (“Twin River”) opened.
•	The merger with Dover Downs Gaming & Entertainment, Inc. (“Dover Downs”) is expected to close in March 2019.

“We are pleased with the progress we made on our strategic initiatives in 2018. This past year was transformational for us, with the successful launch of our newest property, Tiverton, the successful opening and ramp of our new hotel at Twin River, the introduction of sports betting across our casino properties and the Dover Downs merger and related launch of TRWH as an NYSE-listed company. I am proud of our team’s focus and dedication to these initiatives without losing sight of our customers," said George Papanier, President and Chief Executive Officer. "We are on track to close the Dover transaction this month, and our teams are hard at work planning for the integration to capture the synergies and strategic benefits of this combination for our combined shareholders.”

Summary of Fourth Quarter and Full Year Financial Results

	Quarter Ended December 31,			Year Ended December 31,
Amounts in $000's	2018	2017	Change	2018	2017	Change

Net revenue	$111,422	$99,554	11.9%	$437,537	$421,053	3.9%
Income from operations	34,697	27,990	24.0%	120,649	123,723	-2.5%
Income from operations margin	31.14%	28.12%		27.57%	29.38%
Net income	22,130	19,154	15.5%	71,438	62,247	14.8%
Net income margin	19.86%	19.24%		16.33%	14.78%
Adjusted EBITDA	36,980	38,535	-4.0%	165,697	166,772	-0.6%
Adjusted EBITDA Margin	33.19%	38.71%		37.87%	39.61%

2018 Fourth Quarter Results

Net revenues for the fourth quarter increased 11.9% to $111.4 million from $99.6 million in the fourth quarter of 2017. Net revenue increases were the result of the opening of Tiverton and the hotel at Twin River in September and October, respectively. Gaming revenues increased $8.5 million, or 11.3%, hotel revenues increased $1.6 million, or 38.2%, and food & beverage revenues increased $1.5 million, or 14.0%, each compared to the same period in the prior year.

Income from operations in the fourth quarter increased $6.7 million, or 24.0%, year-over-year to $34.7 million. This improvement can be attributed to operating income generated by the increased revenue and a $3.7 million decrease in advertising, general and administrative expenses (“AG&A”). The decrease in AG&A was primarily driven by a $12.8 million decrease reflecting reductions in share-based compensation expense, partially offset by merger and going public expenses and normal volume-related increases.

Net income for the fourth quarter increased by $3.0 million, or 15.5%, to $22.1 million due primarily to increased income from operations, partially offset by $1.8 million of increased interest expense and an increase in the effective tax rate from 17.2% to 20.9%.

Adjusted EBITDA for the fourth quarter of 2018 was $37.0 million, a decrease of $1.6 million, or (4.0%), from $38.5 million in the fourth quarter last year driven by increased corporate administrative exepnses.

2018 Full Year Results

Net revenue for the year ended December 31, 2018 increased 3.9% to $437.5 million, from $421.1 million in the same period in 2017. This increase was primarily attributable to increases in gaming and racing revenue and non-gaming revenue attributable to the opening of Tiverton on September 1, 2018, partially offset by a decrease of $5.3 million from closing Newport Grand on August 28, 2018. The increase in non-gaming revenue can also be attributed opening the Twin River hotel and, to a lesser extent, due to increases in merchandise, cash services and entertainment revenue.

Total operating costs and expenses for the full year 2018 increased $19.6 million to $316.9 million from $297.3 million for 2017. This increase resulted in income from operations of $120.6 million, which represented a decrease of 2.5% compared to 2017. The year-over-year increase in costs and expenses can be attributed to $6.6 million of costs related to the Dover Downs merger and public company costs, a disposal loss of $6.5 million in connection with the sale of the Newport Grand land and building, a $3.7 million charge incurred associated with a pension plan withdrawal liability, an increase of $2.5 million in expansion and pre-opening costs primarily associated with Tiverton and increased marketing expense to support the opening of Tiverton and the Twin River hotel, partially offset by a $19.3 million reduction in the amount of share-based compensation expense.

Net income for 2018 was $71.4 million, an increase of 14.8% from $62.2 million in 2017. Contributing to the net income increase year-over-year was a reduction in the effective tax rate from 38.4% to 27.0% as a result of federal tax reform.

Adjusted EBITDA for the full year of $165.7 million was essentially the same as 2017.

Balance Sheet and Liquidity

TRWH had $77.6 million in cash and cash equivalents, excluding restricted cash, at December 31, 2018. Outstanding indebtedness at December 31, 2018 totaled $394.2 million including $55.0 million outstanding on the Company’s revolving credit facility. The Company’s leverage remained relatively consistent at approximately 2.4x compared to the prior year. Capital expenditures for Tiverton and Twin River hotel in 2018 totaled approximately $117 million.

2

Following the Dover Downs merger, the Company plans to consider a potential tender for a portion of its outstanding common stock or another transaction to provide a return of capital to shareholders. The amount, timing and terms of any such transaction, if any, will be determined at that time and be based upon prevailing market conditions, the Company’s financial condition and prospects and other factors, including conditions in the bank, credit and debt capital markets.

Reconciliation of GAAP Measures to Non-GAAP measures

To supplement the financial information presented on a generally accepted accounting principles ("GAAP") basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue and leverage. The non-GAAP measure Adjusted EBITDA excludes depreciation, amortization, interest expense and income, net, income taxes, merger and going public expenses, loss associated with Newport Grand land and building disposal, acquisition-related costs associated with announced planned acquisitions in Colorado, pension withdrawal expense, pension audit payment, shared-based compensation expense, non-recurring litigation expenses, legal and financial expenses for strategic review, non-recurring expansion and pre-opening expenses, storm-related repairs, and credit agreement amendment expenses. Adjusted EBITDA margin is Adjusted EBITDA divided by net revenue. Gross gaming revenue is is net gaming revenue inclusive of the State of Rhode Island’s share of net terminal income, tables games revenue and other gaming revenue. Leverage is calculated as outstanding debt divided by Adjusted EBITDA as defined above.

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its actual and estimated operating performance. The Company's management utilizes and plans to utilize this non-GAAP financial information to compare the Company's operating performance to comparable periods and to internally prepared projections. The Company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Fourth Quarter and Full Year Conference Call

The Company’s fourth quarter and full year 2018 earnings conference call and audio webcast will be held today, Tuesday March 19, 2019 at 5:00 PM EDT. To access the conference call, please dial (877) 791-0146 (U.S. toll-free) and reference conference ID number 1562667. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company's website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days.

About Twin River Worldwide Holdings, Inc.

Twin River Worldwide Holdings, Inc., owns and manages two casinos in Rhode Island and one in Mississippi, as well as a Colorado horse race track that possesses 13 OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Hard Rock Hotel & Casino (Biloxi, MS), Tiverton Casino Hotel (Tiverton, RI) and Arapahoe Park (Aurora, CO). TRWH’s expertise spans various casino markets, including regional, destination & resort environments. Its casinos range in size from 1,000 slots and 32 table games facilities to properties with 4,200 slots and 123 table games, along with hotel and resort amenities.

3

Investor Contact

Stephen H. Capp
Executive Vice President and Chief Financial Officer
401-475-8474
InvestorRelations@twinriver.com

Media Contact

Patti Doyle
401-374-2553
patti.doyle@gmail.com

4

Additional Information and Where to Find It

In connection with the proposed Dover Downs transaction, Twin River filed a registration statement on Form S-4 (File No. 333-228973) with the SEC that includes a combined proxy statement/prospectus. The registration statement was declared effective by the SEC on February 8, 2019, and a definitive proxy statement/prospectus was sent to each Dover Downs stockholder entitled to vote at the special meeting in connection with the proposed transaction beginning on February 13, 2019. This communication is not a substitute for any proxy statement, registration statement, prospectus or other documents Dover Downs and/or Twin River may file with the SEC in connection with the proposed Dover Downs transaction. INVESTORS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND OTHER DOCUMENTS FILED BY DOVER DOWNS OR TWIN RIVER WITH THE SEC IN CONNECTION WITH THE PROPOSED DOVER DOWNS TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors are able to obtain free copies of these materials and other documents filed with the SEC by Dover Downs and/or Twin River through the website maintained by the SEC at www.sec.gov. Investors are also able to obtain free copies of the documents filed by Dover Downs and/or Twin River with the SEC from the respective companies by directing a written request to Dover Downs at Dover Downs Gaming & Entertainment, Inc., 1131 North DuPont Highway, Dover, Delaware 19901 or by calling (302) 857-3292, or contact Twin River at Twin River Worldwide Holdings, Inc., 100 Twin River Road, Lincoln, RI 02865 or by calling (401)-475-8474.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to, or in connection with, the proposed transaction or otherwise, nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor. Dover Downs, its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Dover Downs in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the relevant materials filed with the SEC. Information regarding the directors and executive officers of Dover Downs is contained in Dover Downs’ definitive proxy statement in respect of the Dover Downs transaction, its proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, its annual report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, its quarterly report on Form 10-Q for the quarter ended September 30, 2018, which was filed with the SEC on November 8, 2018 and certain of its current reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

5

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results, the tax consequences of the transaction and the Company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others (1) the risk that the proposed Dover Downs transaction may not be completed on the terms, in the time frame expected or at all; (2) unexpected costs, charges or expenses resulting from the Dover Downs and proposed Colorado transactions; (3) uncertainty of the expected financial performance of TRWH, including the failure to realize the anticipated benefits of transactions; (4) TRWH’s ability to implement its business strategy; (5) the inability to retain and hire key personnel; (6) the risk that stockholder litigation, result in significant costs of defense, indemnification and/or liability; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions; (9) actions by third parties, including government agencies;(10) the risk that TRWH will be unable to complete any proposed capital return transaction on the terms, in the time frame expected or at all; and (11) other risk factors as detailed in the combined proxy statement/prospectus that was filed in a Registration Statement on Form S-4 with the SEC in connection with the Dover Downs transaction. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. TRWH does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

6

TWIN RIVER WORLDWIDE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenue:
Gaming	$83,825	$75,288	$327,740	$314,794
Racing	2,718	3,152	13,158	14,034
Hotel	5,687	4,115	21,339	19,431
Food and beverage	12,465	10,935	48,380	47,004
Other	6,727	6,064	26,920	25,790
Net revenue	111,422	99,554	437,537	421,053

Operating costs and expenses:
Gaming	20,138	16,441	71,798	65,558
Racing	1,990	1,966	9,031	9,534
Hotel	2,352	1,713	8,266	7,173
Food and beverage	11,922	8,818	40,246	37,371
Advertising, general and administrative	33,507	37,229	156,023	155,336
Expansion and pre-opening	54	59	2,678	154
Newport Grand disposal loss	(27)	-	6,514	-
Depreciation and amortization	6,789	5,338	22,332	22,204
Total operating costs and expenses	76,725	71,564	316,888	297,330
Income from operations	34,697	27,990	120,649	123,723

Other income (expense):
Interest income	53	52	173	194
Interest expense, net of amounts capitalized	(6,774)	(4,910)	(23,025)	(22,809)
Total other expense	(6,721)	(4,858)	(22,852)	(22,615)

Income before provision for income taxes	27,976	23,132	97,797	101,108

Provision for income taxes	(5,846)	(3,978)	(26,359)	(38,861)
Net income	22,130	19,154	71,438	62,247
Deemed dividends related to changes in fair value of common stock subject to possible redemption	2,214	(668)	640	(2,344)
Net income applicable to common stockholders	$24,344	$18,486	$72,078	$59,903

Net income per share, basic	$0.66	$0.51	$1.95	$1.64
Weighted average common shares outstanding, basic	37,080,705	36,486,318	36,938,943	36,478,759

Net income per share, diluted	$0.63	$0.48	$1.87	$1.56
Weighted average common shares outstanding, diluted	38,503,938	38,485,001	38,551,708	38,442,944

7

TWIN RIVER WORLDWIDE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$77,580	$85,814
Restricted cash	3,851	7,402
Accounts receivable, net	22,966	18,311
Other current assets	18,065	22,525
Total current assets	122,462	134,052

Property and equipment, net	416,148	335,548
Goodwill	132,035	132,035
Intangible assets, net	110,104	115,367
Other non-current assets	1,603	1,132
Total assets	$782,352	$718,134

Liabilities, Temporary Equity and Shareholders’ Equity
Current liabilities:
Current portion of term loan	$3,595	$33,325
Accounts payable	14,215	25,062
Accrued liabilities	57,778	57,849
Total current liabilities	75,588	116,236

Stock options	-	46,521
Deferred tax liability	17,526	11,646
Revolver borrowings	55,000	20,000
Term loan, net of current portion, discount and deferred financing fees	335,578	337,875
Total liabilities	483,692	532,278

Commitments and contingencies
Common stock subject to possible redemption	-	9,053

Shareholders’ equity:
Common stock	380	362
Additional paid in capital	125,629	67,910
Treasury Stock, at cost	(30,233)	(22,275)
Retained earnings	202,884	130,806
Total shareholders' equity	298,660	176,803
Total liabilities, temporary equity and shareholders’ equity	$782,352	$718,134

8

TWIN RIVER WORLDWIDE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$71,438	$62,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,332	22,204
Share-based compensation	(1,474)	17,791
Amortization of deferred financing fees	2,400	2,205
Amortization of original issue discount	867	1,082
Bad debt expense	202	29
Deferred income taxes	5,880	(5,126)
Newport Grand disposal loss	6,514	-
Loss on disposal of property and equipment	11	24
Changes in operating assets and liabilities	1,074	7,376
Net cash provided by operating activities	109,244	107,832

Cash flows from investing activities:
Repayment of loans from officers and directors	5,360	362
Proceeds from sale of land and building for Newport Grand disposal	7,108	-
Capital expenditures, excluding Tiverton Casino Hotel and new hotel at Twin River Casino	(11,874)	(8,574)
Capital expenditures - Tiverton Casino Hotel	(94,581)	(34,355)
Capital expenditures - new hotel at Twin River Casino	(22,435)	(4,924)
Other investing cash flows	(1,178)	6
Net cash used in investing activities	(117,600)	(47,485)

Cash flows from financing activities:
Revolver borrowing	41,000	10,000
Revolver repayments	(6,000)	(25,000)
Term loan repayments	(34,527)	(11,564)
Stock repurchases	(7,958)	(2,275)
Other financing cash flows	4,056	(94)
Net cash used in financing activities	(3,429)	(28,933)

Net change in cash and cash equivalents and restricted cash	(11,785)	31,414
Cash and equivalents and restricted cash, beginning of period	93,216	61,802
Cash and equivalents and restricted cash, end of period	$81,431	$93,216

9

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to

Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited)

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net revenue	$111,422	$99,554	$437,537	$421,053

Net income	$22,130	$19,154	$71,438	$62,247
Depreciation and amortization	6,789	5,338	22,332	22,204
Provision for income taxes	5,846	3,978	26,359	38,861
Interest expense, net of interest income	6,721	4,858	22,852	22,615
Merger and going public expenses (1)	2,292	-	6,636	-
Newport grand disposal loss (2)	(27)	-	6,514	-
Pension withdrawl expense (3)	-	-	3,698	-
Expansion and pre-opening expenses (4)	54	59	2,678	154
Non-recurring litigation expenses (5)	626	678	1,861	1,722
Pension audit payment (6)	1,400	-	1,400	-
Share-based compensation	(8,825)	3,994	(1,474)	17,791
Legal & financial expenses for strategic review (7)	4	226	676	822
Credit agreement amendment expenses (8)	83	-	493	106
Acquistion costs (9)	208	-	208	-
Storm related repair expense (10)	(321)	250	26	250
Adjusted EBITDA	$36,980	$38,535	$165,697	$166,772

Net income margin	19.86%	19.24%	16.33%	14.78%
Adjusted EBITDA margin	33.19%	38.71%	37.87%	39.61%

(1)	Merger and going public expenses primarily include legal and financial advisory costs related to the merger with Dover Downs and one-time costs of becoming a public company.
(2)	Newport Grand disposal loss represents the loss on the sale of the land and building, write-down of building improvements and write-off of equipment.
(3)	The pension withdrawal expense represents the accrual for the New England Teamsters Multi- employer pension plan withdrawal liability.
(4)	Expansion and pre-opening expenses represent costs incurred for Tiverton Casino Hotel prior to its opening on September 1, 2018.
(5)	Non-recurring litigation expense represents legal expenses incurred by TRWH in connection with certain litigation matters (net of insurance reimbursements).
(6)	Pension audit payments represents a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans.
(7)	Legal and financial expenses for the strategic review include expenses associated with TRWH’s review of strategic alternatives that began in April 2017.
(8)	Credit Agreement amendment expenses include costs associated with amendments made to TRWH’s Credit Agreement.
(9)	Acquisition costs represent costs incurred during the year associated with the Company’s announced acquisition of three casinos in Black Hawk, Colorado from Affinity Gaming.
(10)	Storm-related repair expenses include costs, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi.

10

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (Unaudited)

(In thousands)

	Quarter Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change

Net gaming revenue	$83,825	$75,288	11.3%	$327,740	$314,794	4.1%
Adjustment for the State of RI's share of net terminal income, table games revenue and other gaming revenue (1)	99,710	86,774		389,203	370,604
Gross gaming revenue	$183,535	$162,062	13.3%	$716,943	$685,398	4.6%

(1)	Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Calculation of Leverage (Unaudited)

(In thousands, except times levered)

	Year Ended December 31,
	2018	2017
Face Value of Debt (1)	$397,439	$396,966
Adjusted EBITDA (2)	165,697	166,772
Leverage	2.4x	2.4x

(1)	Outstanding debt before unamortized original issue discount and unamortized term loan deferred financing costs of $3.3 million and $5.8 million in 2018 and 2017, respectively.
(2)	See reconciliation of GAAP net income to Adjusted EBITDA above.

11